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EXHIBIT 10.7

                    AMENDED AGREEMENT OF PURCHASE AND SALE OF
                     ALL STOCK OF SUSTAINABLE HARVEST, INC.

This agreement is made effective December 31, 1997, at Emeryville, California, between DAVID GRISWOLD ("GRISWOLD" hereafter) as Buyer, THANKSGIVING COFFEE COMPANY ("TCC" hereafter), a California Corporation as Selling Shareholder, and SUSTAINABLE HARVEST, INC., ("SH" hereafter) as Corporation being bought. This agreement supersedes all previous agreements for the purchase and sale of Sustainable Harvest stock.

                                   I. RECITALS

1.1 TCC has represented that it owns all the outstanding stock of SH. GRISWOLD desires to purchase SH free and clear of all prior SH debts and obligations, and TCC desires to sell to GRISWOLD all the outstanding stock of SH (the Shares) so that GRISWOLD takes SH free and clear of all prior existing debts and obligations; SH desires that this transaction be consummated. In consideration of the mutual covenants, agreements representations and warranties contained in this agreement, the parties agree as follows:

1.2 Subject to the terms and conditions set forth in this agreement, on the closing date, Shareholder TCC will transfer and convey the SH Shares to Buyer GRISWOLD, and Buyer GRISWOLD will acquire the SH Shares from Shareholder TCC.

                                   II. PAYMENT

2.1 SH and GRISWOLD, jointly and severally, promise to pay to TCC, or order, the Principal sum of Eighty-Nine Thousand Dollars ($89,000), plus interest on the outstanding Principal balance at the Bank of America reference rate ("Prime"), redetermined annually as of the anniversary date hereof, interest to be calculated from the effective date of this Agreement until payment in full of the outstanding Principal computed on the basis of a three hundred sixty-five
(365) day year and actual days elapsed.

2.2 Payments shall be made by GRISWOLD and/or SH as follows:

A. December 1, 1998 - $10,000, plus interest

B. December 1, 1999 - $10,000, plus interest

C. December 1, 2000 - $10,000, plus interest

D December 1, 2001 - $10,000, plus interest

E. December 1, 2002 - Balance of principal, plus interest

2.3 All prepayments shall be credited against Principal due.

2.4 Payments shall be made in lawful currency of the United States of America at such reasonable place as may be designated from time to time by TCC.


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2.5 Each payment received on or after the due date shall be credited in the following order: late payment charges; fees, charges, advances and obligations; collection costs; attorneys' fees; interest; and Principal to the extent of any balance. On payment of any portion of Principal, interest shall cease accruing against the amount so credited to Principal.

                           III. SECURITY FOR PAYMENTS

3.1 The promise to pay by GRISWOLD and/or SH pursuant to this Agreement is secured by the granting to TCC of a first priority security interest, which secures the obligations herein, in all the Stock in SH acquired by GRISWOLD and in all the assets of SH, specifically including, but not limited to, the "Sustainable Harvest" trademark, all SH trade relationships, and all the certain tangible and intangible personal property which is located at 1480 - 68th Street, Emeryville, CA wherein SH's business (the "Business") is being transacted. Public notice of said security interest rights are intended to be given by the filing of a Financing Statement (form UCC-1) with the California Secretary of State in Sacramento, California which shall be executed and delivered to TCC on demand if not concurrently with this Agreement. For this purpose GRISWOLD grants to TCC a pledge of the Stock.

3.2 If GRISWOLD and/or SH sells, transfers and/or conveys in any manner whatsoever all, or substantially all, of the security for this Agreement, all accrued interest and all principal must be paid in full concurrently with consummation of such transaction, unless TCC consents in writing to such transaction prior to its consummation and permits the assumption of some or all of the obligations hereunder. Such consent may be not be unreasonably withheld.

                           IV. TCC'S RIGHTS ON DEFAULT

4.1 A. Upon default of any payment hereafter due from GRISWOLD and/or SH to TCC hereunder, TCC shall give GRISWOLD and SH thirty (30) days written notice of default. If said default is not cleared, waived, compromised or otherwise the subject of letter agreement between the parties executed within said thirty
(30)-day period until arrearages are cured in full, interest shall be increased and shall accrue at an adjusted applicable rate of one and one-half percent (1.5%) per month and any unpaid interest shall be added to the Principal monthly thereafter and if unpaid shall accrue like interest until paid. Any amount due hereunder, whether principal, interest, late charges or otherwise, which is not paid when due shall itself bear interest at such rate.



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B. All reasonable costs of collection, litigation costs and attorneys's fees actually incurred in collecting the amounts due under the Agreement, or in connection with the curing of any Default shall be added to the Principal.

4.2 Defaults are any failure to completely and timely perform any provision hereof and includes:

A. A general assignment for benefit of creditor;

B. Filing of a bankruptcy petition or a petition for relief under the provisions of any bankruptcy act by GRISWOLD and/or SH.

C. Appointment of a receiver or trustee to take possession of the property of GRISWOLD and/or SH.

                               V. COFFEE OWNERSHIP

5.1 GRISWOLD and SH agree and acknowledge that on December 2, 1997 no green bean inventory remains under the control of SH and no green bean inventory remains which is the sole and exclusive property of TCC.

VI. Coffee Purchases by TCC

TCC will purchase from SH coffee beans in a manner consistent with current business practices between the two companies as follows:

6.1 TCC shall purchase from SH not less than *** pounds (which is ***% of the 1997 volume) of coffee beans per year for a period of five (5) years for delivery between December 31, 1997, and December 31, 2002, at a price of *** per pound over "landed coffee costs."

6.2 As used herein "landed coffee costs" means the price of coffee as billed by the producing country exporter, shipping costs, customs charges, organic royalties and other normal coffee costs of delivering the coffee to Oakland warehouse facilities.

6.3 The *** per per pound SH margin is intended to reflect the normal sales price charged by SH to other roasters who buying a similar product in terms of selection criteria, volume and quality, and payment conditions. TCC shall have the right to inspect, on reasonable notice during business hours GRISWOLD's and/or SH's books to verify such sales information.

6.4 If the TCC purchase is less than *** pounds in any year between December 31, 1997 and December 31, 2002 the


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obligation of GRISWOLD and/or SH to pay the amount set forth in para. 2.2 for said year shall be proportionately reduced for that year and said reduction shall not be thereafter due.

6.5 If DG/SH terminate or substantially terminate business operations or their relationship with organic and/or shade-grown sources during the pendency of this agreement so as to be unable to provide organic and/or shade-grown coffees in accordance with the history of TCC/SH business dealings than all amounts due hereunder shall immediately be due and payable, notwithstanding that the SH/TCC Sales Calculation for the year in which such event occurs will decrease by reason of such event.

6.6 All purchase orders from TCC will be made by written PO's. SH will provide TCC with information and credentials on each supply source for TCC's use and ability to verify appropriate sources consistent with its stated intent and consistent with the manner of business occurring between the two companies in 1997.

                      VII. WARRANTIES OF SELLING PARTY TCC

TCC warrants that:

7.1 SH is a corporation duly organized validly existing, and in good standing under the laws of California; is duly qualified to do intrastate business; and is in good standing in all states and countries in which it conducts business.

7.2 The authorized capital stock of SH consist of 1,000,000 shares of common stock, with no par value of which 1,000 shares (the Shares) are issued and outstanding. All the 1,000 Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

7.3 Shareholder TCC is the owner, beneficially and of record, of all the 1,000 SH Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, other than the restriction set forth in a permit dated February 18, 1997, issued to SH by the California Commissioner of Corporations. Shareholder has full power to transfer the SH Shares to Buyer without obtaining the consent or approval of any other person or governmental authority, other than the consent of the Commissioner of Corporations required by the permit referred to in the preceding sentence.


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7.4 On the year end financial reports of SH as of December 2, 1998, the following items appears as assets:

1. Intercompany accounts payable due to TCC from SH - $74,851.23.

2. Inventory - $-0-.

3. Cash - $7,476.53.

4. Accounts Receivable due SH - $9,496.00

5. Prepaid coop coffee contract/producer receivable - $30,000.00

6. Physical Assets - $4,496.00

      The parties agree as follows with respect to these enumerated assets treated herein as part of the payment of the purchase price by GRISWOLD to TCC:

1. Item 1. Is eliminated. Neither GRISWOLD nor SH shall be obligated to pay said $74,851.53 upon closing of this agreement or any other time.

2. GRISWOLD shall immediately close the account containing the sum of $7,476.53 (item 3) and shall promptly pay TCC said sum. TCC shall immediately credit said sum against the sales price hereunder of $89,000.00 plus interest, if any, thereon.

3. GRISWOLD shall liquidate items 4 and 5 as soon as possilbe but in any event not later than March 1, 1998 and shall promptly pay TCC the proceeds of said liquidation. TCC shall immediately credit the sums received against the sales price hereunder of $89,000.000 plus interest thereon.

7.5 TCC is responsible for all operating expenses of SH up to and including December 2, 1997. GRISWOLD and/or SH is responsible for all operating expenses of SH commencing December 3, 1997.

7.6 Since December 2, 1997 SH has entered into no transactions except in the ordinary course of business.

7.7 Except as otherwise set forth herein GRISWOLD purchases SH shares hereunder free and clear of any and all SH debts and obligations which arose on or before December 2, 1997. Except as otherwise set forth herein GRISWOLD and SH have no obligation for any debt or obligation of SH which arose on or before December 2, 1997.

                      VIII. REPRESENTATIONS AND WARRANTIES



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8.1 TCC warrants that it has done nothing which would make the intended achievement of the purpose of the Agreement impossible, nor has it modified the capital structure or stock ownership of SH in any manner since its formation.

8.2 GRISWOLD warrants that he has done nothing which would make the intended achievement of the purpose of the Agreement impossible, nor has it modified the capital structure or stock ownership of SH in any manner since its formation.

8.3 Neither party is aware of any fact or problem which has not been previously disclosed which if disclosed would materially affect the other party's decision to proceed.

8.4 The execution and delivery of this Agreement and the performance of TCC's obligations under it have been duly authorized by the necessary corporate action.

8.5 Effective concurrently herewith, all persons other than GRISWOLD who hold officer or director positions have resigned such positions.

8.6 GRISWOLD warrants that he has full power and authority to execute this Agreement.

8.7 GRISWOLD agrees that he has no claim against TCC arising out of or related to the ownership, or operations of SH that arise before or after December 2, 1997.

8.8 GRISWOLD represents that he will be the sole owner of the SH stock and indirectly in the Business, as his sole and separate property. GRISWOLD warrants and represents that he has full power and authority to execute this Agreement on behalf of any and all other persons who have any interest in the subject matter hereof and who are aligned in any way with his interests hereunder or in SH, such as a spouse or undisclosed partner.

               IX. CONDITIONS PRECEDENT TO GRISWOLD'S PERFORMANCE

9.1 This Agreement has been duly and valid authorized and, when executed and delivered by TCC, will be valid, binding, and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws and equitable principles affecting the rights of creditors generally.

9.2 TCC is the record owner of all issued shares of stock of SH. On the transfer and delivery of the Shares to GRISWOLD in accordance with the Agreement, GRISWOLD will acquire the rights in the shares had by buyer free of any adverse claim, except for the restrictions set forth herein.


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9.3 The execution and delivery of this Agreement and the performance of TCC's covenants and obligations under it, will have been duly authorized by all necessary corporate action, and GRISWOLD will have received copies of all resolutions pertaining to that authorization.

9.4 TCC will have delivered to GRISWOLD, except as otherwise requested by GRISWOLD, the written resignations of all the officers and directors of SH, and will cause any other action to be take with respect to these resignations that GRISWOLD may reasonable request.

                                 X. THE CLOSING

10.1 The closing will take place prior to February 15, 1998 at a location mutually agreed upon by the parties.

                               XI. TCC'S INDEMNITY

11.1 TCC will indemnify, defend, and hold harmless GRISWOLD against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficience, including interest, penalties, and reasonable attorney fees, that he may incur or suffer, which arise, result from or relate to any breach of, or failure by TCC to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by TCC under this Agreement.

A. Notwithstanding paragraph 11.1 herein, TCC's indemnity obligation shall not apply to liability (1) arising out of or related to any contract entered into by GRISWOLD in carrying forward the business of SH which contract was not disclosed by GRISWOLD to TCC or which contract was otherwise unknown to TCC on the effective date of this agreement; (2) arising out of or related to any acts undertaken by GRISWOLD inc carrying forward the business of SH concerning which TCC had no knowledge on the effective date of this agreement; and (3) arising out of or related to any failure or failures to act by GRISWOLD in a matter concerning which GRISWOLD had the exclusive duty and responsibility to ct in carrying forward the business of SH and which failure or failures to act are unknown to TCC on the effective date of this agreement.

B. To the extent that paragraph 11.1 A applies to any contract or act or failure to act GRISWOLD and SH shall be jointly and severally liable for any costs and/or expenses incurred by TCC in connection therewith.


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11.2 Except as stated herein, GRISWOLD agrees that he holds no claim of any kind against TCC or hereby irrevocably waives and releases such claims, if any.

11.3 Except as stated herein, TCC agrees that they hold no claim of any kind against GRISWOLD or hereby irrevocably waives and releases such claims, if any.

11.4 GRISWOLD and TCC each acknowledge that this Agreement has been entered into to completely settle all matter between GRISWOLD on one hand and TCC on the other for any purpose and GRISWOLD land TCC each waive with respect to such claims any benefits accruing by reason of California Civil Code Section 1542, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

11.5 The term TCC as used herein with respect to the above release and indemnity provision hereof shall mean and include TCC as identified above, and its affiliates, officers, shareholders and directors, and specifically Paul Katzeff and Joan Katzeff, any and all entities owned or controlled by any of the foregoing and the representatives, agents, attorneys, accountants, and lenders of each and all other persons having any interest whatsoever, whether through community property, joint ownership, partnership, joint enterprise, or otherwise in the subject matter hereof, and the successors, heirs, and assigns of each to the fullest possible including of persons and entities.

                       XII. EXPENSES AND RELATED PROVISION

12.1 Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

12.2 This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understands of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.


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12.3 This agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

12.4 All notices, requests, demands and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Selling Parties at: Thanksgiving Coffee
                  P.O. Box 1918
                  Fort Bragg, CA 95437

To Buyer at:           David GRISWOLD
                  3 Commodore Drive, #355
                  Emeryville, CA 94608

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

12.5 The failure of any party at any time to require performance by the other parties of any provision hereof shall not be taken or held to be a waiver of the provision itself.

12.6 The parties will execute any additional documents necessary or appropriate to carry out the intent of this Agreement.

12.7 No party hereto is currently subject to the jurisdiction of any bankruptcy court in receivership.

12.8 The facsimile transmission of a signed copy hereof to the other party or to such party's attorney, followed by a faxed acknowledgment of receipt, shall constitute delivery of said signed document. The parties agree to confirm such delivery by subsequent mailing or personal delivery of a signed copy to the other party or such party's attorney.

12.9 This Agreement shall be considered a contract made under California law, and the right and obligations of the parties hereto shall be construed in accordance with such law.

12.10 This instrument contains all of the agreement, understandings, representations, conditions, warranties and covenants made between the parties hereto with respect to GRISWOLD's purchase of SH from TCC. TCC and GRISWOLD shall only be liable for representations included in this written


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document and no others. All modifications and amendments hereto must be in writing and signed by the parties.

12.11 If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

In witness whereof, the parties of this Agreement have duly executed it on the day and year first above written.

      Dated: 2/12/98                /s/ David GRISWOLD
                                    -------------------------------

      Dated: 2/12/98               Thanksgiving Coffee Company, Inc.
                             Shareholder

                             By /s/ Paul Katzeff
                             -------------------------------

      Dated:2/12/98                SUSTAINABLE HARVEST, INC.

                             By /s/ David Griswold
                             -------------------------------
                             President

                             By /s/ Joan Katzeff
                             -------------------------------
                             SECRETARY/OWNER/DIRECTOR

                             By /s/ Paul Katzeff
                             -------------------------------
                             DIRECTOR and OWNER


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